PAREXEL INTERNATIONAL CORPORATION
PERFORMANCE Restricted Stock Unit Agreement
PAREXEL International Corporation (the “Company”) hereby grants the following performance restricted stock units pursuant to its 2015 Stock Incentive Plan. The terms and conditions attached hereto are also a part hereof.
Notice of Grant

Name of recipient (the “Participant”):	«Name»
Grant Date:	«the Grant Date»
Number of Performance Restricted Stock Units (“PRSUs”) granted:	«Number of Awards Granted»
Number, if any, of PRSUs that vest immediately on the grant date:	None.
PRSUs that are subject to vesting schedule:	«Number of Awards Granted»
Final Vesting Date:	Third anniversary of the Grant Date
All vesting is dependent on the Participant continuing to perform services for the Company, as provided herein.

This grant of PRSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

PAREXEL INTERNATIONAL CORPORATION
____________________________________ Signature of Participant
____________________________________ Street Address	By: Josef H. von Rickenbach Chairman and CEO
____________________________________ City/State/Zip Code

PAREXEL INTERNATIONAL CORPORATION

Performance Restricted Stock Unit Agreement
Incorporated Terms and Conditions
For valuable consideration, receipt of which is acknowledged, the Company and the Participant agree as follows:
1. Grant of PRSUs.

In consideration of services rendered and to be rendered to the Company, by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Peformance Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2015 Stock Incentive Plan (the “Plan”), an award with respect to the number of performance restricted shares units (the “PRSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each PRSU represents the right to receive one or more shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) upon vesting of the PRSU, subject to the terms and conditions set forth herein. The number of PRSUs set forth in the Notice of Grant is referred to as the “Target PRSUs”.
2. Vesting, Forfeiture and Determination of Shares Earned.

(a)The PRSUs shall vest and pay out in accordance with Exhibit A attached hereto and incorporated herein.

3. Issuance of Shares.
Subject to the terms and conditions of this Agreement (including any Withholding Tax obligations), as soon as practicable after the Final Vesting Date (as defined in Exhibit A), the Company shall deliver to the Participant, for each PRSU that becomes vested, one share of Common Stock (together, the “Shares”). The Company must, in any event, issue the applicable Shares no later than the later of (i) December 31 of the calendar year in which an applicable Final Vesting Date occurs and (ii) the fifteenth day of the third calendar month following the Final Vesting Date. Subject to the previous sentence and the other terms of this Agreement and the Plan, the delivery date shall be in the sole and absolute discretion of the Company. Notwithstanding the foregoing, and solely to the extent necessary to avoid the penalty provisions under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), if the Final Vesting Date occurs because of the Participant’s termination of employment and if the Company determines that the Participant is a “specified employee” as defined under Section 409A, then the distribution of newly vested Shares shall be delayed until the earlier of (i) the date that is six months plus one day after the date of termination and (ii) the 10th day after the Participant’s date of death. Until the Final Vesting Date, the Participant will have no rights to any Shares or any rights associated with such Shares, including without limitation dividend or voting rights.

4. Acceleration; Deferral.

(a)Acceleration. In no event may the Company deliver the Shares to the Participant earlier than an applicable Final Vesting Date, except as the Plan may otherwise provide; provided, however, that in no case shall the delivery of Shares be accelerated to a date earlier than the Final Vesting Date unless such acceleration is permitted or required by Section 409A.

(b)Deferral. In no event may the Company or the Participant defer the delivery of the Shares beyond the date specified in Section 3 of this Agreement, unless such deferral is permitted or required by Section 409A.

5. Transferability.

The PRSUs and shares they represent may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) (collectively, a “transfer”), except that this Agreement may be transferred by the laws of descent and distribution or as otherwise permitted under the Plan. The Participant may only transfer the Shares that may be issued pursuant to this Agreement following the Final Vesting Date that covers them.

6. Withholding Taxes.
(a)The Participant acknowledges that the Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the actions contemplated by this Agreement. The Participant affirms that the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
(b)The Company’s obligation to deliver Shares to the Participant upon or after the vesting of the PRSUs shall be subject to the Participant’s satisfaction of all income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax related withholding requirements (“Withholding Taxes”).
(c)The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any Withholding Taxes to be withheld with respect to the actions contemplated by this Agreement.
(d)The Participant hereby authorizes the Company to reduce the number of Shares delivered to Participant at the applicable Final Vesting Date by the number of Shares required to satisfy the tax withholding requirements (based on the fair market value of shares at such time).  Participant’s acknowledgement and acceptance of these tax withholding provisions are conditions precedent to the right of Participant to receive the Shares under the Plan and this Agreement.
(e)In lieu of the reduction of Shares delivered to satisfy the Company’s withholding obligations as described in paragraph (d) above, Participant may either (i) pay to the Company the amount of tax required to be withheld in cash, by check or in another form satisfactory to the Company (“Cash Payment”) or (ii) at such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock, and the Participant is not subject to any restrictions on trading activities on the Common Stock imposed by the Company, the Participant may execute the instructions set forth in Exhibit B attached hereto (the “Automatic Sale Instructions”) as the means of satisfying such tax obligation.  Any election to make a Cash Payment must be communicated to the Company no later than seven days prior to the date the restrictions lapse, and any Cash Payment must be made by the Vesting Date or such later date as is established by the Company (not to exceed 15 days after the Vesting Date on which the restrictions lapse). Any Automatic Sale Instructions must be made not later than one month prior to a Vesting Date, and in the event the Participant subsequently cancels any Automatic Sale Instructions, he or she may not enter into any further Automatic Sale Instructions with regard to the Shares.

7. Securities Laws.

Notwithstanding any other provision of the Plan or this Agreement, the Company will not be required to issue, and the Participant may not sell, assign, transfer or otherwise dispose of, any shares of Common Stock received as payment of the PRSUs, unless (a) there is in effect with respect to the shares of Common Stock received as payment of the PRSUs a registration statement under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Compensation Committee (the “Committee”) of the Company’s Board of Directors, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Common Stock received as payment of the PRSUs, as may be deemed necessary or advisable by the Company to comply with such securities law or other restrictions.

8. Provisions of the Plan

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement. Any capitalized terms used in this Agreement but not defined in the Agreement shall have the same meaning as in the Plan.

9. Miscellaneous.

(a)Section 409A. This Agreement is intended to be exempt from or to comply with the requirements of Section 409A and shall be construed consistently therewith. In any event, the Company makes no representations or warranty and will have no liability to the Participant or any other person, other than with respect to payments made by the Company in violation of the provisions of this Agreement, if any provisions of or payments under this Agreement are determined to constitute deferred compensation subject to Section 409A but not to satisfy the conditions of that section.
(b)Unsecured Creditor. This Agreement shall create a contractual obligation on the part of Company to make payment of the PRSUs credited to the Participant’s account at the time provided for in this Agreement. Neither the Participant nor any other party claiming an interest in the PRSUs or related stock hereunder shall have any interest whatsoever in any specific assets of the Company. The Participant’s right to receive payments hereunder shall be that of an unsecured general creditor of Company.
(c)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(d)Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company or the Committee, except that to the extent this Award is intended to comply with the performance-based compensation rules of Section 162(m) of the Code there may not be a waiver of the Performance Vesting Condition.
(e)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and its and the Participant’s respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 5 of this Agreement.

(f)Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five calendar days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at, for the Company, its primary business address (attention Director of Human Resources) and, for the Participant, at the Participant’s home address as reflected in the records of the Company, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(f).
(g)Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.
(h)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.
(i)Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan or awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
(j)Acknowledgments. The Participant acknowledges that the Participant: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP is acting as counsel to the Company in connection with the actions contemplated by the Agreement, and is not acting as counsel for the Participant and (vi) in accepting this award, agrees to be bound by any clawback policy that the Company may adopt in the future.

PARTICIPANT’S ACCEPTANCE
I hereby accept the foregoing grant and agree to the terms and conditions thereof and acknowledge receipt of a copy of the Company’s 2015 Stock Incentive Plan.

PARTICIPANT

Print Name:

Date:

Exhibit A
Vesting and Payout of Performance Restricted Stock Units (FY A)
(a)     While you remain employed by the Company, payment on PRSUs shall be conditioned on the attainment of the service condition in (i) below (the “Service Condition”) and the attainment of the performance vesting condition in (ii) below (the “Performance Vesting Condition”). The determination of the number of Shares payable with respect to a PRSU as to which the Service Condition and the Performance Vesting Condition have been satisfied shall be made in accordance with the performance payout matrix set forth in (ii) below. Absent any contrary provision in Paragraph (b) below, if you cease to be employed by the Company for any reason or no reason, you will immediately and automatically forfeit all rights to any of your PRSUs. The “Annual Target PRSU” shall equal the quotient obtained by dividing the Target PRSU by 3.
(i)    Service Condition. The Service Condition is continued employment with (or provision of services to) the Company through the third anniversary of the date of grant.
(ii)    Performance Vesting Condition and Determination of Shares Earned. The number of Shares earned with respect to each PRSU as to which the Service Condition has been satisfied is based on the achievement of the following target:

(iii)    Final Vesting Date. Payment on PRSUs pursuant to this Paragraph shall occur only after the Service Condition is satisfied (even though interim performance has been attained) and the Committee has certified in writing (which may be substantiated by the inclusion of such a determination in the minutes of a meeting of the Committee) that the Performance Vesting Condition and all other material terms applicable to such PRSU are satisfied (the “Final Vesting Date”).
(b)    Notwithstanding any other provision of this Agreement, the Final Vesting Date for all unvested PRSUs will be accelerated to the earliest of your death, Disability (as defined below) or immediately prior to a Change of Control (as defined below), and Shares shall be issued in respect of each such vested PRSU as set forth in this Paragraph (b).
(i)    Death or Disability. In the event of your death or Disability (within the meaning of Treasury Regulations Section 1.409A-3(g)(4) or any successor regulation) , this PRSU shall fully vest and you or your estate shall receive pursuant to Section 3 the number of Shares earned in accordance with the table above based on any actually completed performance periods as of the date of your death or Disability.
(ii)    Change of Control. In the event of a Change of Control of the Company, this PRSU shall fully vest immediately prior to the Change of Control and you shall receive immediately prior to such Change of Control the number of Shares earned in accordance with the table above based on interim performance measured through the Change of Control and treating the Change of Control as the last day of any completed and incomplete performance periods.
For purposes of this Agreement, “Change of Control” means the closing of (i) a merger, consolidation, liquidation or reorganization of the Company into or with another Company or other legal person, after which merger, consolidation, liquidation or reorganization of the capital stock of the Company outstanding prior to consummation of the transaction is not converted into or exchanged for or does not represent more than 50% of the aggregate voting power of the surviving or resulting entity; (ii) the direct or indirect acquisition by any person (as the term “person” is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting capital stock of the Company, in a single or series of related transactions; or (iii) the sale, exchange, or transfer of all or substantially all of the Company’s assets (other than a sale, exchange or transfer to one or more entities where the stockholders of the Company immediately before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the entities to which the assets were transferred); provided that the event described in (i), (ii) or (iii) is also described in Code section 409A(2)(A)(v) and the regulations thereunder.

Exhibit B
Automatic Sale Instructions
The undersigned hereby consents and agrees that any taxes due on a vesting date as a result of the vesting of PRSUs on such date shall be paid through an automatic sale of shares as follows:
(a)    Upon any vesting of PRSUs pursuant to Section 2 hereof, the Company shall sell, or arrange for the sale of, such number of shares of Common Stock issuable with respect to the PRSUs that vest pursuant to Section 2 as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the vesting of the RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations.

(b)    The Participant hereby appoints the Chief Financial Officer of the Company his attorney in fact to sell the Participant’s shares of Common Stock in accordance with this Annex A. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the Shares pursuant to this Annex A.

(c)    The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock. The Participant and the Company have structured this Agreement, including this Annex A, to qualify for the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

These instructions apply to the PRSUs that vest on (check all that apply):

□    All Vesting Dates

____________________________________

Participant Name:_____________________
Date: ____________________